Exhibit 99.2

Exicure Announces Preclinical Data Supporting Development of SNA Technology in the Central Nervous System

Conference call scheduled for 8:00 am ET on June 27, 2019

CHICAGO, Ill. and CAMBRIDGE, Mass. – June 26, 2019 – Exicure, Inc. (OTCQB: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) constructs, today announced data from a preclinical study evaluating the biodistribution of SNAs in the non-human primate central nervous system.

In Exicure’s foundational study, 7mg of radio-labeled SNAs were injected intrathecally into cynomolgus monkeys. The biodistribution of the SNAs was followed for 14 days by PET/CT scans. SNAs were observed throughout the entire brain and were found both in the brain stem as well as inside the brain. High content of SNA was observed in all 46 regions of the brain examined. These key data indicate that the SNA platform may be well-suited for development of new therapeutics directed towards diseases of the central nervous system.
“We were pleased to observe that SNAs distribute throughout the entire brain following intrathecal injection,” said David Giljohann, Ph.D., Exicure’s chief executive officer. “We now have important data supporting an ability to tackle, with our SNA technology, diseases such as Friedreich’s ataxia, ALS, Huntington’s disease and other central nervous system diseases. The CNS is a promising new therapeutic area for Exicure and one where we believe our SNA technology may have advantages over existing nucleic acid approaches. Based on these results, we look forward to building a new therapeutic area focused on neurology and anticipate announcing our first clinical targets in neurological conditions by the end of 2019.”

To review the data and company plans, Exicure will hold a conference call and webcast.

Time: 8:00 am ET on Thursday June 27, 2019

US/CANADA Participant Toll-Free Dial-In Number:	(866) 997-1948
US/CANADA Participant International Dial-In Number:	(270) 215-9856

Conference ID: 4508987

The webcast with slides will be accessible through the Investors section of Exicure’s website at www.exicuretx.com. A replay of the webcast will be archived on the website for 30 days.

About Exicure, Inc.
Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for immuno-oncology, inflammatory diseases and genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. We believe Exicure's proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure's lead program is in a Phase1b/2 trial in patients with advanced solid tumors. Exicure is based outside of Chicago, IL. www.exicuretx.com
Forward Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s technology, potential therapies, cash requirements and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: unexpected costs, charges or expenses that reduce cash runway; that Exicure’s pre-clinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates that have completed Phase 1 trials do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of Exicure to protect its intellectual property rights. Risks facing the Company and its programs are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement (including without limitation its cash runway guidance) or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Media Contacts:
MacDougall
Karen Sharma
781-235-3060
ksharma@macbiocom.com

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